Exhibit 99.1

Contact:	Mary Skafidas Investor and Public Relations (212) 521-2788

         NEWS RELEASE

Loews Corporation Elects Mr. Anthony Welters
To its Board of Directors

NEW YORK, August 13, 2013 – Loews Corporation (NYSE:L) announced today that Anthony Welters has been elected a director of Loews, to take office effective October 8, 2013.  Mr. Welters is Executive Vice President and a member of the Office of the CEO of UnitedHealth Group Incorporated.  He is also Chairman of the Boards of the Morehouse School of Medicine and of New York University School of Law.

With the election of Mr. Welters, the Loews Board will consist of 14 directors, 11 of whom qualify as independent directors.

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Loews Corporation is one of the largest diversified companies in the United States.  Its principal subsidiaries are CNA Financial Corporation (NYSE:CNA), a 90% owned subsidiary; Diamond Offshore Drilling, Inc. (NYSE: DO), a 50.4% owned subsidiary; Boardwalk Pipeline Partners, LP (NYSE:BWP), a 53% owned subsidiary; HighMount Exploration & Production LLC, a wholly owned subsidiary; and Loews Hotels, a wholly owned subsidiary.

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